There is No Exhibit Index


                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report(Date of earliest event reported): February 10, 1998


                        MLH INCOME REALTY PARTNERSHIP VI

      (Exact name of registrant as specified in its governing instrument)


                      New York                      0-15532
             (State of Organization)           Commission File Number

                                   13-3272339
                      (I.R.S. Employer Identification No.)


                      World Financial Center, South Tower
               225 Liberty Street, New York, New York 10080-6112
               (Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code:  (800) 288-3694

                             Item 5. OTHER EVENTS.

AGREEMENT IN PRINCIPLE TO SELL TREASURE ISLAND

         On February 10, 1998, Treasure Island Associates ("TIA"), a joint venture partnership between MLH Income Realty Partnership VI (the "Registrant") and an unaffiliated entity, announced that it has entered into a non-binding agreement in principle with The Athens Group, for the sale of the land formerly known as Treasure Island located in Laguna Beach, California (the "Property"). The Athens Group, a Phoenix, Arizona based real estate developer, plans to purchase the Property and to develop the Property as an oceanfront resort community. TIA owns the fee interest in the Property. Consummation of the sale is subject to several conditions, including final approval by the City of Laguna Beach of an acceptable Local Coastal Program/Specific Plan. The Laguna Beach Planning Commission and the City Council gave preliminary approval of a Local Coastal Program/Specific Plan for the project in a series of hearings through February 10, 1998. Final approval by the Planning Commission and the City Council is expected in March, 1998; approval by the California Coastal Commission is expected in mid-1998. Assuming final approval by the Planning
Commission and the City Council is obtained, the Registrant currently anticipates that the sale to The Athens Group will be consummated. The sale to The Athens Group is expected to take place prior to review of the project by the California Coastal Commission. However, there can be no assurance that a sale will be consummated. If a sale to The Athens Group does not take place, the Registrant will assess available alternatives at that time but expects to continue processing the approvals through the California Coastal Commission or to sell the Property to another buyer.

         The Registrant wishes to insure that statements made regarding expected future developments regarding the Property are accompanied by meaningful cautionary statements pursuant to the safe harbor established in the Private
Securities Litigation Reform Act of 1995. These forward looking statements are based upon current available data and reflect the Registrant's expectations that the Registrant will successfully receive acceptance by the Laguna Beach Planning Commission and the City Council and that the Property will be sold to The Athens Group. Actual receipt of such approvals and closing of the sale are subject to future events and uncertainties which could materially affect the ability of the Registrant to receive these approvals and consummate the sale. Among the factors which could materially affect the Registrant's prospects for receiving the approvals and closing of the sale are: (i) uncertainties regarding the granting of approvals by the Laguna Beach Planning Commission and the City Council or,
(ii) possible delays in the administrative process required to obtain the approvals which are outside the control of the Registrant, (iii) objections by third parties to the development plan proposed by the Registrant for the Property, including possible litigation, which could significantly delay or ultimately prevent the receipt of the approvals, and (iv) failure of The Athens Group to close for any reason. There can be no assurance that the approvals will be obtained or that the sale will be consummated. If the sale to The Athens Group is not consummated and the Registrant continues processing the approvals through the California Coastal Commission, there can be no assurance that the approvals will be obtained. If the sale to The Athens Group is not consummated and the Registrant determines to sell the Property to another buyer, there can be no assurance that such sale will be consummated.

         Neither TIA nor the Registrant is an affiliate of The Athens Group.

         TIA acquired the Property on August 1, 1989. A description of the Property may be found in the Registrant's Current Report on Form 8-K dated August 15, 1989, a copy of which Report is incorporated herein by reference.

         Because the Property is the last remaining property investment of the Registrant, pursuant to Section 8.1 (ii) of the Registrant's Amended and Restated Agreement of Limited Partnership, the sale of this last property will cause the dissolution of the Registrant. The Registrant will not be liquidated, however, until payment of a final liquidating distribution to the Registrant's partners of all of the Registrant's remaining assets.

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  MLH INCOME REALTY PARTNERSHIP VI

                                  By:     MLH Property Managers Inc.
                                          Managing General Partner




                                  By:     /s/ ______________________________
                                          Jack A. Cuneo
                                          Chairman, Chief Executive Officer,
                                          President and Chief Operating Officer



Dated:  February 18, 1998